Exhibit 99.2

PORTER GROUP LIMITED

FINANCIAL STATEMENTS

Table of Contents

Page Number

Condensed Consolidated Balance Sheets as of March 31, 2017 and December 31, 2016 and (Unaudited)	F-2

Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three Months ended March 31, 2017 and 2016 (Unaudited)	F-3

Condensed Consolidated Statements of Cash Flows for the Three Months ended March 31, 2017 and 2016 (Unaudited)	F-4

Notes to Condensed Consolidated Financial Statements (Unaudited)	F-5 - F-16

PART I

FINANCIAL INFORMATION

ITEM 1.                FINANCIAL STATEMENTS.

PORTER GROUP LIMITED AND SUBSIDIARIES

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

PORTER GROUP LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In U.S. dollars)

	March 31,2017	December 31, 2016

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$852,284	$1,018,313
Short-term investments	471,062	100,908
Accounts receivable, net of nil allowance for doubtful accounts	41,773	37,159
Prepayments and other receivables	1,256,430	283,135
Amounts due from related parties	9,179	98,681
Total current assets	2,630,728	1,538,196

NON-CURRENT ASSETS
Property, plant and equipment, net	8,238	6,288
Intangible assets, net	19,362	19,580
Total non-current assets	27,600	25,868

TOTAL ASSETS	$2,658,328	$1,564,064

CURRENT LIABILITIES
Accounts payable	$22,144	$42,898
Accruals and other payables	1,420,516	116,067
Income tax payable	1,895	2,672
Amounts due to shareholders	374,524	—
Amounts due to related parties	1,650,515	1,907,684
Total current liabilities	3,469,594	2,069,321

TOTAL LIABILITIES	3,469,594	2,069,321

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Paid-in capital	725,000	725,000
Additional paid-in capital	188,171	188,171
Accumulated deficit	(1,842,938)	(1,524,780)
Accumulated other comprehensive income	118,501	106,352
Total stockholders’ equity	(811,266)	(505,257)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,658,328	$1,564,064

The accompanying notes are an integral part of these financial statements.

PORTER GROUP LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(Unaudited)

(In U.S. dollars)

	Three Months Ended March 31,
	2017	2016

REVENUE	$136,966	$—

COST OF REVENUE	(63,367)	—

GROSS PROFIT	73,599	—

OPERATING EXPENSES
General and administrative expenses	(392,257)	(1,575)
Total operating expenses	(392,257)	(1,575)

LOSS FROM OPERATIONS	(318,658)	(1,575)

OTHER (EXPENSE) INCOME, NET
Other income (expense)	1,018	(82)
Total other expense, net	1,018	(82)

NET LOSS BEFORE TAXES	(317,640)	(1,657)

Income tax expense	(518)	—

NET LOSS	(318,158)	(1,657)

OTHER COMPREHENSIVEINCOME
Foreign currency translation gain (loss)	12,149	(5,699)

TOTAL COMPREHENSIVE LOSS	$(306,009)	$(7,356)

The accompanying notes are an integral part of these financial statements.

PORTER GROUP LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In U.S. dollars)

	Three Months Ended March 31,
	2017	2016

Cash flows from operating activities
Net loss	$(318,158)	$(1,657)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	564	789
Changes in assets and liabilities
Accounts receivable	(4,420)	(8,620)
Prepayments and other receivables	(973,613)	10,483
Accounts payable	(21,028)	—
Accruals and other payables	17,415	(2,940)
Net cash used in operating activities	(1,299,240)	(1,945)

Cash flows from investing activities
Purchase of property, plant and equipment	(2,116)	—
Purchase of investments	(980,239)	—
Proceeds from disposal of investments	609,928	—
Amounts due from related parties	90,168	(79,042)
Net cash used in investing activities	(282,259)	(79,042)

Cash flows from financing activities
Advances from unrelated parties	1,288,106	—
Amounts due to related parties	(253,759)	76,700
Amounts due to shareholders	375,241	—
Net cash provided by financing activities	1,409,588	76,700

Effect of exchange rates on cash	5,882	(700)

Net decrease in cash and cash equivalents	(166,029)	(4,987)

Cash and cash equivalents at beginning of period	1,018,313	10,219

Cash and cash equivalents at end of period	$852,284	$5,232

Supplemental of cash flow information
Cash paid for interest expenses	$—	$—
Cash paid for income tax	$1,311	$—

The accompanying notes are an integral part of these financial statements.

PORTER GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANICAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Unaudited)

(In U.S. dollars)

1.                                      ORGANIZATION AND BUSINESS

Porter Group Limited (“PGL” or the “Company”) was incorporated in the Republic of Seychelles on October 13, 2016, and is a holding company.

PGL owns 100% of Porter Perspective Business Group Limited, a company incorporated in Hong Kong (“PPBGL”) which in turn owns 100% of Shenzhen Qianhai Porter Industrial Co. Ltd. (“Qianhai Porter”), a company incorporated in the People’s Republic of China (the “PRC”).

On December 15, 2016, Qianhai Porter, Shenzhen Portercity Investment Management Co. Ltd. (a company incorporated in the PRC; “Portercity”) and Mr Zonghua Chen and Ms Xiaomei Xiong, the shareholders (the “Shareholders”) of Portercity entered into commercial arrangements, or collectively, VIE Agreements, pursuant to which the Company has contractual rights to control and operate the businesses of the Portercity and its three operating wholly-owned subsidiaries incorporated in the PRC (collectively the “VIE Entities”):

(a)               Shenzhen Porter Warehouse E-Commerce Co. Ltd. (“Porter E-Commerce”);

(b)               Shenzhen Yihuilian Information Consulting Co. Ltd. (“Porter Consulting”); and

(c)               Shenzhen Porter Commercial Perspective Network Co. Ltd. (“Porter Commercial”).

The VIE Agreements entered into by and between Qianhai Porter, Portercity and the Shareholders are as follows:

•                          Pursuant to a commission management and consulting services agreement, or the Service Agreement, Qianhai Porter agreed to act as the exclusive management and advisory consultant of Portercity and provide client management, marketing promotion counseling, corporate management and counseling, finance counseling and personnel training services to Portercity.  In exchange, Portercity agreed to pay Qianhai Porter a management and consulting fee to be equivalent to the amount of net profit before tax of Portercity;

•                          Pursuant to an exclusive right and option to purchase agreement, or the Option Agreement, the shareholders of Portercity granted to Qianhai Porter the exclusive right and option to purchase, at any time during the term of the Option Agreement, all of the assets of and equity interests shares in Portercity, at the exercise price equal to the lowest possible price permitted by Chinese laws;

•                          Pursuant to a shareholders’ voting rights proxy agreement, or the Voting Rights Agreement, each of the shareholders of Portercity irrevocably appointed the representatives designated by Qianhai Porter to exercise its exclusive voting right of shareholders in the general meeting of shareholders of Portercity; and

•                          Pursuant to an equity interest pledge agreement, the Pledge Agreement, the shareholders of Portercity pledged all of the equity interests in Portercity and any and all legitimate income generated from such equity interests to Qianhai Porter to ensure the rights, privileges and concessions of Qianhai Porter under this and the above contractual arrangements.

PORTER GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANICAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Unaudited)

(In U.S. dollars)

As a result of the above contractual arrangements, or the Contractual Arrangements, the Company has substantial control over the VIE Entities’ daily operations and financial affairs, election of their senior executives and all matters requiring shareholder approval. Furthermore, as the primary beneficiary of the VIE Entities, the Company is entitled to consolidate the financial results of the VIE Entities in its own consolidated financial statements under Financial Accounting Standards Board Accounting Standard Codification (ASC) Topic 810 and related subtopics related to the consolidation of variable interest entities, or ASC Topic 810.

The Company completed the following transactions:

1.                         The formation of PGL, a Seychelles holding company, was completed in October 13, 2016. The share capital of the Company is $50,000 divided into 500,000,000 ordinary shares of $0.0001 par value each. On December 6, 2016, the authorized and issued capital of PGL increased to $725,000 divided into 7,250,000,000 shares with a par value of $0.0001 each.  PGL is owned and controlled by the same control group as PPBGL and Portercity, including Mr Zonghua Chen and Mr. Maozi Cong.

2.                         On November 29, 2016, Mr Zongjian Chen, the sole shareholder of PPBGL, transferred 100% of the outstanding shares of PPBGL to PGL. The Share Transfer has been accounted for as a common control transaction. Other than its 100% ownership of PPBGL, PGL has no significant assets and no other business operations.

3.                         PGL intends to file its consolidated financial statements in the United States in connection with a proposed reverse merger transaction with Uni Line Corp, a company incorporated in the USA and whose common stock is quoted on the Over the Counter Bulletin Board under the symbol ULNV.

These condensed consolidated financial statements have been titled “Porter Group Limited” because:

1.                            PGL is the holding company of PPBGL, its subsidiary, Qianhai Porter and the VIE Entities, and the operations of the Company.

2.                            Other than its 100% ownership of PPBGL, PGL has no significant assets and no other business operations.

3.                            The proposed reverse merger transaction would take place under the name of PGL.

After the reverse acquisition, the Company and its subsidiaries and VIE entities (collectively referred to as the “Porter Group” or the “Group”) focus its business as an innovative O2O (Online to Offline) business platform operator covering both online E-commerce and offline commercial chain entity of three-dimensional synchronous operation together with integrated comprehensive services for consumer manufacturing enterprises.

PORTER GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANICAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Unaudited)

(In U.S. dollars)

Organization and reorganization

PPBGL was incorporated in Hong Kong on September 21, 2016 as a company with limited liability as an investment holding company. Upon incorporation, PPBGL issued 1 ordinary share at HK$1. Also on September 21, 2016, an additional 9,999 ordinary shares were issued, and Mr Zongjian Chen held all the 10,000 ordinary shares of PPBGL on behalf of the original investors of Portercity. At this time, PPBGL was controlled by Mr Zongjian Chen and other investors had no significant assets or business operations.

Qianhai Porter was incorporated in the PRC as a wholly foreign-owned enterprise (“WFOE”) with limited liability on November 21, 2016. Qianhai Porter was set up by PPBGL. Qianhai Porter was incorporated to control the shareholders’ voting interests in Portercity and become the primary beneficiary of Portercity and its wholly owned subsidiaries, Porter E-Commerce, Porter Consulting and Porter Commercial.

Portercity was held by Mr Zonghua Chen (brother of Mr Zongjian Chen) and Ms Xiaomei Xiong (spouse of Mr Zongjian Chen) on behalf of other investors, including Mr Zonghua Chen himself and Mr. Maozi Cong.

On December 15, 2016, Qianhai Porter, Portercity and the Shareholders of Portercity entered into the abovementioned VIE Agreements, pursuant to which the Company has contractual rights to control and operate the businesses of Portercity and its wholly owned subsidiaries. The change in control of Portercity and the acquisition of PPBGL by PGL have been accounted for as common control transactions in a manner similar to a pooling of interests and there was no recognition of any goodwill or excess of the acquirers’ interest in the net fair value of the acquirees’ identifiable assets, liabilities and contingent liabilities over cost at the time of the common control combinations. Therefore, these transactions were recorded at historical cost with a reclassification of equity from retained profits to additional paid in capital to reflect the deemed value of consideration given in the local jurisdiction and the capital structure of Portercity. The consolidated financial statements of the Company include all of the accounts of the Company and its subsidiaries, PPBGL and Qianhai Porter and VIE Entities (except for Porter Consulting, as explained below) for all periods presented. All material intercompany transactions and balances have been eliminated in the consolidation.

On December 1, 2016, Portercity acquired a 100% equity interest in Porter Consulting from Shenzhen Porter Holdings Limited, for a cash consideration of $144,154 (RMB1,000,000).  The consideration was credited against the amount due to Shenzhen Porter Holdings Limited as fully paid (Note 6).

On December 16, 2016, Uni Line Corp. (“ULNV”) entered into a share purchase agreement (the “Purchase Agreement”) with the Company to acquire all the issued and outstanding shares of the Company. Under the terms of the Purchase Agreement, ULNV agreed to issue 500,000,000 shares of its common stock to the owners of the Company (“the share exchange”). Pursuant to the terms of the Purchase Agreement, ULNV issued 500,000,000 shares of the Company’s common stock to the shareholders of PGL on January 10, 2017, among which, 30,000,000 shares were issued to our Chief Executive Officer, President and Chairman, Mr. Zonghua Chen and 15,000,000 shares issued to our director, Mr. Maozi Cong. All 500,000,000 shares issued in January 2017 pursuant to the Purchase Agreement were held in escrow and deemed to be in full control of the company.

On April 7, 2017, ULNV filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) announcing the completion of a business combination between ULNV and PGL in accordance with the terms of the Purchase Agreement. As a result of the transaction, PGL became a wholly-owned subsidiary of ULNV and the shareholders of PGL became the holders of approximately 98.4% of ULNV’s issued and outstanding capital stock on a fully-diluted basis.

PORTER GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANICAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Unaudited)

(In U.S. dollars)

2.                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with United States of America generally accepted accounting principles (“U.S. GAAP”).

These condensed consolidated financial statements are unaudited. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these condensed consolidated financial statements, which are of a normal and recurring nature, have been included. The results reported in the condensed consolidated financial statements for any interim periods are not necessarily indicative of the results that may be reported for the entire year. The following (a) condensed consolidated balance sheet as of December 31, 2016, which was derived from the Company’s audited financial statements, and (b) the unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to those rules and regulations, though the Company believes that the disclosures made are adequate to make the information not misleading. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying footnotes of the Company for the year ended December 31, 2016, on the Current Report on Form 8-K of ULNV filed with the SEC on April 7, 2017.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses resulting in an accumulated deficit of $1,842,938 as of March 31, 2017, and it currently has net working capital deficit of $838,866. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of these financial statements requires management of the Group to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an on-going basis, the Group evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Identified below are the accounting policies that reflect the Group’s most significant estimates and judgments, and those that the Group believes are the most critical to fully understanding and evaluating its consolidated financial statements.

PORTER GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANICAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Unaudited)

(In U.S. dollars)

Basis of Consolidation

The Porter Group’s consolidated financial statements include the accounts of PGL and its subsidiaries and consolidated VIEs. All intercompany transactions and balances are eliminated.

VIE Consolidation

The Porter Group’s VIEs are wholly owned by Mr Zonghua Chen and Ms Xiaomei Xiong as nominee shareholders. For consolidated VIEs, management made evaluations of the relationships between the Porter Group and the VIEs and the economic benefit flow of contractual arrangements with the VIEs. In connection with such evaluation, management also took into account the fact that, as a result of such contractual arrangements, the Group controls the shareholders’ voting interests in these VIEs. As a result of such evaluation, management concluded that the Porter Group is the primary beneficiary of its consolidated VIEs.

PRC laws and regulations prohibit or restrict foreign ownership of companies that operate Internet information and content, Internet access, online games, mobile, value added telecommunications and certain other businesses in which the Group is engaged or could be deemed to be engaged. Consequently, the Group conducts certain of its operations and businesses in the PRC through its VIEs. The Group consolidates in its consolidated financial statements all of the VIEs of which the Group is the primary beneficiary.

The following financial information of the Group’s consolidated VIEs (including subsidiary of VIEs) is included in the accompanying consolidated financial statements:

	March 31, 2017	December 31, 2016

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$129,802	264,761
Short-term investments	471,062	100,908
Accounts receivable, net	41,773	37,159
Prepayments and other receivables	1,256,430	283,135
Amounts due from related parties	9,179	98,681
Total current assets	1,908,246	784,644

NON-CURRENT ASSETS
Property, plant and equipment, net	8,238	6,288
Intangible assets, net	19,362	19,580
Total non-current assets	27,600	25,868

TOTAL ASSETS	$1,935,846	$810,512

CURRENT LIABILITIES
Accounts payable	22,144	37,859
Accruals and other payables	1,390,439	91,068
Taxation payable	1,895	2,672
Amounts due to shareholders	359,860	—
Amounts due to related parties	1,650,515	1,878,813
TOTAL LIABILITIES	3,424,853	2,010,412

PORTER GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANICAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Unaudited)

(In U.S. dollars)

	Three months ended March 31,
	2017	2016

Net revenue	$136,966	$—
Net loss	$283,097	$1,657

	Three months ended March 31,
	2017	2016

Net cash used in operating activities	$(1,268,560)	$(1,945)
Net cash used in investing activities	(277,750)	(79,042)
Net cash provided by financing activities	1,399,586	76,700

Fair Value of Financial Instruments

U.S. GAAP establishes a three-tier hierarchy to prioritize the inputs used in the valuation methodologies in measuring the fair value of financial instruments. This hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three-tier fair value hierarchy is:

Level 1 — observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — include other inputs that are directly or indirectly observable in the market place.

Level 3 — unobservable inputs which are supported by little or no market activity.

The carrying value of the Group’s financial instruments, including cash equivalents, accounts and other receivable, other current assets, accounts and other payables, and other short-term liabilities approximate their fair value due to their short maturities.

In accordance with ASC 825, for investments in financial instruments with a variable interest rate indexed to performance of underlying assets, the Group elected the fair value method at the date of initial recognition and carried these investments at fair value. Changes in the fair value are reflected in the consolidated statements of comprehensive income as other income/(expense). To estimate fair value, the Group refers to the quoted rate of return provided by banks at the end of each period using the discounted cash flow method. The Group classifies the valuation techniques that use these inputs as Level 2 of fair value measurements.

As of March 31, 2017 and December 31, 2016, the Company’s investments in financial instruments were $471,062 and $100,908, respectively. The investments were issued by commercial banks in China, and have a variable interest rate indexed to performance of underlying assets. Since these investments’ maturity dates are within one year, they are classified as short-term investments.

Gain on short-term investments for the three months ended March 31, 2017 and 2016 was $2,048 and nil, respectively, and was included in other income (expense) in the accompanying condensed consolidated statements of operations.

PORTER GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANICAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Unaudited)

(In U.S. dollars)

Recently issued accounting pronouncements

In May 2014, the FASB issued ASU No. 2014-09, ‘‘Revenue from Contracts with Customers (Topic 606).’’ This guidance supersedes current guidance on revenue recognition in Topic 605, ‘‘Revenue Recognition.” In addition, there are disclosure requirements related to the nature, amount, timing, and uncertainty of revenue recognition. In August 2015, the FASB issued ASU No.2015-14 to defer the effective date of ASU No. 2014-09 for all entities by one year. For public business entities that follow U.S. GAAP, the deferral results in the new revenue standard are being effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted for interim and annual periods beginning after December 15, 2016. The Group will apply the new revenue standard beginning January 1, 2018, and will not early adopt. The Group is currently in the process of analyzing the Group’s revenue streams in accordance with the new revenue standard to determine the impact on the Group’s consolidated financial statements.

3.                                      PREPAYMENTS AND OTHER RECEIVABLES

Prepayments and other receivables consist of the following:

	March 31,	December 31,
	2017	2016

Prepaid expenses	$1,078,459	$124,547
Prepaid service expenses	127,939	145,731
Staff advances	49,555	11,585
Others	477	1,272
	$1,256,430	$283,135

Included in prepaid expenses was a prepaid amount of approximately $1 million in relation to an event and forum to be held in fiscal 2017.

4.                                      PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consist of the following:

	March 31,	December 31,
	2017	2016

Office and computer equipment	$118,442	$115,699
Less: Accumulated depreciation	(110,204)	(109,411)
	$8,238	$6,288

Depreciation expenses charged to the statements of operations for the three months ended March 31, 2017 and 2016 were $239 and $206, respectively.

PORTER GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANICAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Unaudited)

(In U.S. dollars)

5.                                      INTANGIBLE ASSETS, NET

Intangible assets, net, consist of the following:

	March 31,	December 31,
	2017	2016

Domain names and trademarks	$22,643	$22,520
Less: Accumulated depreciation	(3,281)	(2,940)
	$19,362	$19,580

Amortization charged to the statements of operations for the three months ended March 31, 2017 and 2016 were $325 and $583, respectively.

6.             ACCRUALS AND OTHER PAYABLES

Accruals and other payables consist of the following:

	March 31,	December 31,
	2017	2016

Salary payables	$54,820	$49,053
Accrued professional fees	25,000	25,000
Advances from unrelated parties	1,285,637	—
Others	55,059	42,014
	$1,420,516	$116,067

Advances from unrelated parties are interest-free, unsecured and repayable on demand.

7.                                      BALANCES WITH RELATED PARTIES

		March 31,	December 31,
	Note	2017	2016

Due from related companies
Shenzhen Haixin Porter Enterprise Service Platform Management Co., Ltd	(a)	$—	$95,812
Shenzhen Wisdom Business Alliance Industry Fund Enterprises (Limited Partnership)		—	1,310
Shenzhen Wisdom Business Alliance Investment Management Limited		—	1,044
Shenzhen Porter City Fund Management Limited		—	515
Uni Line Corp.		4,500	—
Hong Kong Porter Warehouse Business Group Limited		4,679	—
		$9,179	$98,681

(a)            Ms Xiaomei Xiong is a supervisor and a 51% shareholder of Shenzhen Haixin Porter Enterprise Service Platform Management Co., Ltd. The amount was fully repaid to the Company in 2017.

All the above balances are interest-free, unsecured and repayable on demand.

PORTER GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANICAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Unaudited)

(In U.S. dollars)

		March 31,	December 31,
	Note	2017	2016

Due to related companies
Shenzhen Porter Holdings Limited	(b)	$1,464,704	$1,694,052
Liaoning Northeast Asia Porter City Investment Limited	(c)	185,811	213,632
		$1,650,515	$1,907,684

Due to shareholders
Mr Zongjian Chen		$118,336	$—
Mr Zonghua Chen		256,188	—
		$374,524	$—

(b)            Mr Zongjian Chen is the Chairman, the legal representative and a 60% shareholder of Shenzhen Porter Holdings Limited

(c)             Mr Zonghua Chen is a supervisor and Mr Zongjian Chen a 45% shareholder of Liaoning Northeast Asia Porter City Investment Limited

All the above balances are interest-free and unsecured. These related companies and shareholders have agreed not to demand repayment until the Company is financially capable to do so.

8.                                      SHAREHOLDER’S EQUITY

The share capital balance as of December 31, 2016 and March 31, 2017 represented the issued share capital of PGL.

9.                                      INCOME TAXES

The Company is registered as an international business company and is exempted from corporation tax in Seychelles.

PPBGL is subject to Hong Kong profits tax rate of 16.5% and did not have any assessable profits arising in or derived from Hong Kong for the December 31, 2017 and accordingly no provision for Hong Kong profits tax was made in this period.

PRC Tax

The Company’s subsidiary and consolidated VIEs in China are subject to corporate income tax (“CIP”) at 25% for the years ended December 31, 2017 and 2016.

PORTER GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANICAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Unaudited)

(In U.S. dollars)

China’s State Administration of Taxation recently released the “Announcement on Expanding the Scope of Small Low-profit Enterprises Eligible for CIT Reduced by Half Policy (SAT Announcement [2015] No. 17) and the Cai Shui [2015] No. 34.  According to the two documents, all types of small low-profit enterprises that meet the requisite conditions are entitled to the preferential income tax policies.

Small and low-profit enterprises with a taxable income not exceeding RMB200,000 are allowed to pay corporate income tax at the rate of 20 percent on only 50 percent of their taxable income. Specifically, if a small low-profit enterprise prepays CIT based on its actual profit for the current year, and the accumulative actual profit at the time of making the prepayment is less than RMB 200,000, it is entitled to the Halved Tax Policy; and if such accumulative actual profit exceeds RMB 200,000, the enterprise is no longer entitled to the Halved Tax Policy. If the small low-profit enterprise prepays CIT for the current year based on the quarterly (or monthly) average of the taxable income for the previous year, it is entitled to the Halved Rate Policy.

Such small low-profit enterprises will no longer need to get the approval from tax authorities and they may enjoy the preferential income tax policies at the time of quarterly or monthly prepayment of the CIT. However, for small low-profit enterprises which are subject to tax collection at a fixed amount, the tax authorities will make adjustment to their taxable amount and they need to pay the CIT based on the original measures. Non-resident enterprises which are getting income earned from commercial operations conducted within Chinese territory are not included within the scope of certain tax break policies.

Further, small low-profit enterprises are no longer required to file relevant companies’ information at the time of prepayment and final settlement of corporate income tax. Previously, small low-profit enterprises were required to provide the information about their number of employees and total assets at the time of prepayment declaration.

The preferential policy is effective from January 1, 2015 to December 31, 2017.

Porter Consulting enjoyed the above preferential policy on its profits in fiscals 2016 and 2017.

A reconciliation of the provision for income taxes determined at the statutory income tax rate to the Company’s income taxes is as follows:

	Three Months Ended March 31,
	2017	2016
Loss before income taxes	$(317,640)	$(1,657)
PRC income tax rate	25%	25%
Income tax credit computed at statutory corporate income tax rate	(79,410)	(414)
Reconciling items:
Non-deductible expenses	80,729	414
Effect of tax exemption granted to Porter Consulting	(801)	—
Income tax expenses	$518	$—

As of March 31, 2017 and December 31, 2016, and the Company’s PRC subsidiaries and VIEs had no net operating loss carry forwards.

PORTER GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANICAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Unaudited)

(In U.S. dollars)

10.                               CHINA CONTRIBUTION PLAN

The Group’s subsidiaries and consolidated VIEs in China participate in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Group’s subsidiaries and consolidated VIEs to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Group’s China-based subsidiaries and consolidated VIEs have no further commitments beyond their monthly contributions. For the three months ended March 31, 2017 and 2016, the Group’s China based subsidiaries and consolidated VIEs contributed a total of $7,409 and $0, respectively, to these funds.

11.                               COMMITMENTS AND CONTINGENCIES

Capital Commitments

As of March 31, 2017, Company did not have any capital commitments.

Lease Commitments

The total future minimum lease payments under the non-cancellable operating lease with respect to the office as of March 31, 2017 are payable as follows:

12 months ending March 31,
2018	$46,194
2019	14,286
Thereafter	—
Total	$60,480

Rental expense of the Company was $17,250 and $0 for the three months ended March 31, 2017 and 2016, respectively.

PORTER GROUP LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANICAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Unaudited)

(In U.S. dollars)

12.                               CONCENTRATIONS AND CREDIT RISK

(a)                 Concentrations

The Porter Group has earned no revenue during the three months ended March 31, 2016. In the three months ended March 31, 2017, it has only two customers who accounted for 79.4% and 20.6% of its revenues, respectively. As of March 31, 2017, two customers accounted for 76.4 % and 23.6 % of its accounts receivable, respectively. One customer accounted for all of its accounts receivable as of December 31, 2016.

(b)                 Credit risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. As of March 31, 2017 and December 31, 2016, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality.

For the credit risk related to trade accounts receivable, the Company performs ongoing credit evaluations of its customers and, if necessary, maintains reserves for potential credit losses. Historically, such losses have been within management’s expectations.

13.                               SUBSEQUENT EVENT

On April 7, 2017, Uni Line Corp. (“ULNV”) filed a Current Report on Form 8-K with the SEC, announcing the completion of a business combination between ULNV and PGL in accordance with the terms of a Share Purchase Agreement, dated as of December 16, 2016, by and among the Company, PGL, the shareholders of PGL. As a result of the transaction, PGL became a wholly-owned subsidiary of ULNV and the shareholders of PGL became the holders of approximately 98.4% of ULNV’s issued and outstanding capital stock on a fully-diluted basis.

ITEM 2.                                                MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following management’s discussion and analysis should be read in conjunction with our financial statements and the notes thereto and the other financial information appearing elsewhere in this report. Our financial statements are prepared in U.S. dollars and in accordance with U.S. GAAP.

Special Note Regarding Forward Looking Statements

In addition to historical information, this report contains forward-looking statements. We use words such as “believe,” “expect,” “anticipate,” “project,” “target,” “plan,” “optimistic,” “intend,” “aim,” “will” or similar expressions which are intended to identify forward-looking statements. Such statements include, among others, those concerning market and industry segment growth; any projections of earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those identified in Item 2.01 of our Current Report on Form 8-K filed on April 7, 2017 as well as assumptions, which, if they were to ever materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and our other filings with the SEC. These reports attempt to advise interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this report speak only as of the date hereof and we disclaim any obligation, except as required by law, to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

Use of Terms

Unless the context otherwise requires and for the purposes of this report only, references to: “we,” “us,” “our,” or “our company,” are to the combined business of Porter Holding International, Inc. (formerly known as Uni Line Corp.), a Nevada corporation, and its consolidated subsidiaries and variable interest entities;

•                  “PGL” are to Porter Group Limited, a Republic of Seychelles company and wholly-owned subsidiary of Uni Line Corp.;

•                  “PPBGL” are to Porter Perspective Business Group Limited, a Hong Kong company and wholly-owned subsidiary of PGL;

•                  “Qianhai Porter” are to Shenzhen Qianhai Porter Industrial Co. Ltd., a PRC company and wholly-owned subsidiary of PPBGL;

•                  “Portercity” are to Shenzhen Portercity Investment Management Co. Ltd., a PRC company;

•                  “Porter E-Commerce” are to Shenzhen Porter Warehouse E-Commerce Co. Ltd., a PRC company and wholly-owned subsidiary of Portercity;

•                  “Porter Consulting” are to Shenzhen Yihuilian Information Consulting Co. Ltd., a PRC company and wholly-owned subsidiary of Portercity;

•                  “Porter Commercial” are to Shenzhen Porter Commercial Perspective Network Co., Ltd., a PRC company and wholly-owned subsidiary of Portercity;

•                  “VIEs” means our consolidated variable interest entities, including Portercity and its subsidiaries, Porter E-Commerce, Porter Consulting and Porter Commercial as depicted in our organizational chart below;

•                  “Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

•                  “China” and “PRC” refer to the People’s Republic of China;

•                  “Renminbi” and “RMB” refer to the legal currency of China;

•                  “U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States;

•                  “SEC” are to the U.S. Securities and Exchange Commission;

•                  “Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•                  “Securities Act” are to the Securities Act of 1933, as amended;

Overview

We are a holding company that, through our wholly-owned subsidiaries, Porter Group Limited, a Republic of Seychelles company (“PGL”), Porter Perspective Business Group Limited, a Hong Kong company (“PPBGL”) and Shenzhen Qianhai Porter Industrial Co., Ltd., a People’s Republic of China company (“Qianhai Porter) and and our contractually controlled and managed companies in the People’s Republic of China, Shenzhen Portercity Investment Management Co. Ltd. (“Portercity”), Shenzhen Porter Warehouse E-Commerce Co. Ltd. (“Porter E-Commerce”); Shenzhen Yihuilian Information Consulting Co. Ltd. (“Porter Consulting”); and Shenzhen Porter Commercial Perspective Network Co. Ltd. (“Porter Commercial”), we plan to develop our business as an innovative O2O (Online to Offline) business platform operator covering both online E-commerce and offline commercial chain entities together with integrated comprehensive services for consumer manufacturing enterprises. Currently, through Porter Consulting we promote the payment service of a third-party payment service provider to merchants in Shenzhen and in return share a portion of the processing fees earned by the third-party payment service provider as commission.

Due to PRC legal restrictions on foreign ownership and investment in, among other areas, value-added telecommunications services, which include internet content providers, or ICPs, we, similar to all other entities with foreign-incorporated holding company structures operating in our industry in China, have to operate our internet businesses and other businesses in which foreign investment is restricted or prohibited in the PRC through wholly foreign-owned enterprises, majority-owned entities and variable interest entities. Accordingly, we plan to continue operating our current business in China through our VIES, Portercity and its wholly owned subsidiaries, namely Porter E-Commerce, Porter Consulting and Porter Commercial.

Our revenue was $ 136,966 and $0 for the three months ended March 31, 2017 and 2016, respectively.  Our net loss for the three months ended March 31, 2017 and 2016 was $318,158 and $1,657, respectively.

Recent Development

On April 7, 2017, we completed a business combination between the Company and Porter Group Limited, a Republic of Seychelles company (“PGL”), in accordance with the terms of a share purchase agreement, dated as of December 16, 2016, by and among the Company, PGL, the shareholders of PGL.  As a result of the transaction, PGL became the Company’s wholly-owned subsidiary and the shareholders of PGL became the holders of approximately 98.4% of our issued and outstanding capital stock on a fully-diluted basis (the “Transaction”).  For accounting purposes, the Transaction was treated as a reverse acquisition, with PGL as the acquirer and the Company as the acquired party.

In connection with the Transaction, we changed our fiscal year end from February 28 to December 31, effective on April 7, 2017.

On May 8, 2017, approved by our majority shareholders, we filed the Amended and Restated Articles of Incorporation of the Company with the Secretary of State of the State of Nevada, pursuant to which, among other things, we changed our name to “Porter Holding International, Inc.”  On the same date, the Board of Directors adopted Amended and Restated Bylaws.  See our Current Report on Form 8-K filed on May 10, 2017 for more information.

Results of Operations of PGL

As of March 31, 2017, we had incurred losses resulting in an accumulated deficit of $1,842,938, and we currently have net working capital deficit of $838,866. These conditions raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. There can be no assurance that we will be successful in our plans described above or in attracting equity or alternative financing on acceptable terms, or if at all.

These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Comparison of Three Months Ended March 31, 2017 and 2016

The following table sets forth key components of our results of operations during the three months ended March 31, 2017 and 2016, both in dollars and as a percentage of our revenue.

	Three Months Ended March 31,
	2017		2016
	Amount	% of Revenue	Amount	% of Revenue
Revenue	$136,966	100.00	$—	0.00
Cost of revenue	(63,367)	(46.26)	—	0.00
Gross profit	73,599	53.74	—	0.00
Operating expenses
General and administrative expenses	(392,257)	(286.39)	(1,575)	0.00
Loss from operations	(318,658)	(232.65)	(1,575)	0.00
Other income (expense)	1,018	0.74	(82)	0.00
Loss before income taxes	(317,640)	(231.91)	(1,657)	0.00
Income tax expense	(518)	(0.38)	—	0.00
Net loss	$(318,158)	(232.29)	$(1,657)	0.00

Revenue. Currently, we through Porter Consulting promote the payment service of a third-party payment service provider to merchants in Shenzhen and in return share a portion of the processing fees earned by the third-party payment service provider as commission.  Our revenue was $136,966 for the three months ended March 31, 2017, compared to $0 for the same period last year.  Porter Consulting became a wholly-owned subsidiary of Portercity towards the end of fiscal 2016.

Cost of revenue.  Our cost of revenue includes mainly includes fees paid to our sales agents.  Our cost of revenue was $63,367 for the three months ended March 31, 2017 from $0 for the same period last year.

Gross profit and gross margin. Our gross profit was $73,599 for the three months ended March 31, 2017 from $0 for the same period last year. Gross profit as a percentage of revenue (gross margin) was 53.74% for the three months ended March 31, 2017.

General and administrative expenses. Our general and administrative expenses consist primarily of compensation and benefits to our general management, finance and administrative staff, professional fees and other expenses incurred in connection with general operations.  Our general and administrative expenses increased by $390,682 to $392,257 for the three months ended March 31, 2017, from $1,575 for the same period in 2016. Our operations in the first quarter of 2016 were minimal. We incurred more corporate expenses commencing from the second half of 2016, after the acquisition of Porter Consulting and in anticipation of the reverse acquisition closed on April 7, 2017.

Net income. As a result of the cumulative effect of the factors described above, our net loss increased by $316,501, to $318,158 for the three months ended March 31, 2017 from $1,657 for the same period in 2016.

Liquidity and Capital Resources

As of March 31, 2017, we had cash and cash equivalents of $852,284. To date, we have financed our operations primarily through borrowings from our stockholders, related and unrelated parties.

Going Concern Uncertainties

Our continuation as a going concern is dependent upon improving our profitability and the continuing financial support from our stockholders. Our sources of capital in the past have included borrowings from our stockholders, related and unrelated parties. While we believe that our existing shareholders will continue to provide the additional cash to meet our obligations as they become due, there can be no assurance that we will be able to raise such additional capital resources on satisfactory terms. We believe that our current cash and financing from our existing stockholders are adequate to support operations for at least the next 12 months.

The following table provides detailed information about our net cash flow for all financial statement periods presented in this report:

Cash Flow

	Three Months Ended March 31,
	2017	2016
Net cash used in operating activities	$(1,299,240)	$(1,945)
Net cash used in investing activities	(282,259)	(79,042)
Net cash provided by financing activities	1,409,588	76,700
Effect of exchange rates on cash	5,882	(700)
Net decrease in cash and cash equivalents	(166,029)	(4,987)
Cash and cash equivalents at beginning of period	1,018,313	10,219
Cash and cash equivalent at end of period	$852,284	$5,232

Operating Activities

Net cash used in operating activities was $1,299,240 for the three months ended March 31, 2017, as compared to $1,945 net cash used in operating activities for the three months ended March 31, 2016.  The net cash used in operating activities in the first quarter of 2017 was mainly due to of our net loss of $318,158 and the increase in prepayments and other receivables of $973,613.

Investing Activities

Net cash used in investing activities for the three months ended March 31, 2017 was $282,259, as compared to $79,042 net cash used in investing activities for the three months ended March 31, 2016.  The net cash used in investing activities in the first quarter of 2017 was mainly attributable to net investments in short- term investments of $370,311, offset by repayments from related parties of $90,168. The cash used in investing activities in the first quarter of 2016 was mainly attributable to advances to related parties of $70,255.

Financing Activities

Net cash provided by financing for the three months ended March 31, 2017 was $1,409,588, as compared to $76,700 for the three months ended March 31, 2016.  In the first quarter of 2017, we obtained advances of $375,241 from shareholders and $1,288,106 from unrelated parties, and repaid $253,759 to related parties. In the first quarter of 2016 we obtained advances of $88,767 from related parties.

Contractual Obligations and Commercial Commitments

We had the following contractual obligations and commercial commitments as of March 31, 2017:

Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	$	$	$	$	$
Amounts due to shareholders	374,524	374,524	—	—	—
Amounts due to related parties	1,650,515	1,650,515	—	—	—
Amounts due to unrelated parties	1,285,637	1,285,637
Other payables	134,879	134,879	—	—	—
TOTAL	3,445,555	3,445,555	—	—	—

We believe that our current cash and financing from our existing stockholders are adequate to support operations for at least the next 12 months. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to expand our business or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Capital Expenditures

We incurred capital expenditures of $2,116 and nil in the three months ended March 31, 2017 and 2016, respectively.

Off-Balance Sheet Transactions

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Critical Accounting Policies

Our condensed consolidated financial information has been prepared in accordance with U.S. GAAP, which requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application. There have been no material changes to the critical accounting policies previously disclosed in our audited consolidated financial statements for the year ended December 31, 2016 and in the Current Report on Form 8-K filed on April 7, 2017.

ITEM 3.                                                QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not applicable.

ITEM 4.                                                CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures

As required by Rule 13a-15 under the Exchange Act, our management has carried out an evaluation, with the participation and under the supervision of our chief executive officer and chief financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of March 31, 2017. Disclosure controls and procedures refer to controls and other procedures designed to ensure that information required to be disclosed in the reports we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating our disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management is required to apply its judgment in evaluating and implementing possible controls and procedures.

Management conducted its evaluation of disclosure controls and procedures under the supervision of our chief executive officer and our chief financial officer. Based upon, and as of the date of this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were ineffective as of March 31, 2017 due to the following material weaknesses that our management identified in our internal control over financial reporting as of March 31, 2017:

1)             We do not have an Audit Committee — While not being legally obligated to have an audit committee, it is the management’s view that such a committee, including a financial expert member, is an utmost important entity level control over the Company’s financial statement. Currently the Board of Directors acts in the capacity of the Audit Committee, and does not include a member that is considered to be independent of management to provide the necessary oversight over management’s activities.

2)             We did not maintain appropriate cash controls — As of March 31, 2017, the Company has not maintained sufficient internal controls over financial reporting for the cash process, including failure to segregate cash handling and accounting functions, and did not require dual signature on the Company’s bank accounts. Alternatively, the effects of poor cash controls were mitigated by the fact that the Company had limited transactions in their bank accounts.

3)             We did not implement appropriate information technology controls — As of March 31, 2017, the Company retains copies of all financial data and material agreements; however there is no formal procedure or evidence of normal backup of the Company’s data or off-site storage of data in the event of theft, misplacement, or loss due to unmitigated factors.

4)             We did not have appropriate policies and procedures in place to evaluate the proper accounting and disclosures of key documents and agreements.

5)             We do not have sufficient and skilled accounting personnel with an appropriate level of technical accounting knowledge and experience in the application of accounting principles generally accepted in the United States commensurate with our financial reporting requirements.

We plan to take steps to remediate these material weaknesses as soon as practicable by implementing a plan to improve our internal control over financial reporting including, but not limited to, hiring additional staff and/or outside consultants experienced in U.S. GAAP financial reporting as well as in SEC reporting requirements.  Our management team will continue to monitor and evaluate the effectiveness of our internal controls and procedures and our internal controls over financial reporting on an ongoing basis and is committed to taking further action and implementing additional enhancements or improvements.

Our management does not believe that these material weaknesses had a material effect on our financial condition or results of operations or caused our financial statements as of and for the period ended March 31, 2017 to contain a material misstatement.

Changes in internal control over financial reporting

Except for the matters described above, there were no changes in our internal controls over financial reporting during the three months ended March 31, 2017 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II

OTHER INFORMATION

ITEM 1.                                                LEGAL PROCEEDINGS.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. We are currently not aware of any legal proceedings or claims that would require disclosure under Item 103 of Regulation S-K. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

ITEM 1A.                                       RISK FACTORS.

Not applicable.

ITEM 2.                                                UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

None.

ITEM 3.                                                DEFAULTS UPON SENIOR SECURITIES.

None.

ITEM 4.                                                MINE SAFETY DISCLOSURES.

Not applicable.

ITEM 5.                                                OTHER INFORMATION.

None.

ITEM 6.                                                EXHIBITS.

Not applicable.